Exhibit 99.3

*LETTER TO CLIENTS FOR TENDER OF TAM ADSs*

Offer to Exchange

each

American Depositary Share

of

TAM S.A.

for

0.90 of a Common Share

of

LAN AIRLINES S.A.

Represented by

American Depositary Shares

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS FOR TENDERS OF TAM ADSs AND TAM SHARES WILL EXPIRE AT 5:00 P.M. EASTERN TIME (6:00 P.M. SÃO PAULO TIME) (THE “EXPIRATION TIME”) ON THE EXPIRATION DATE, UNLESS THE EXCHANGE OFFER IS EXTENDED. THE EXPIRATION DATE IS CURRENTLY JUNE 11, 2012, BUT THIS DATE WILL CHANGE IF THE EXCHANGE OFFER IS EXTENDED.

May 10, 2012

To Our Clients:

Enclosed for your consideration are the Offer to Exchange/Prospectus, dated May 10, 2012 (the “Offer to Exchange/Prospectus”), and the related Letter of Transmittal in connection with the exchange offer of Holdco II S.A. (“Holdco II”), a Chilean company owned by LAN and the controlling shareholders of TAM S.A. (“TAM”), to acquire all of the outstanding voting common shares of TAM S.A. (collectively, the “TAM common shares”) and non-voting preferred shares of TAM (collectively, “TAM preferred shares,” and together with the TAM common shares, the “TAM Shares”) and all of the American Depositary Shares representing TAM shares (collectively, “TAM ADSs”) that are not owned by the TAM controlling shareholders in exchange for the same number of newly issued common shares of Holdco II, upon the terms and subject to the conditions set forth in the offer to exchange/prospectus (the “Exchange Offer”). After Holdco II accepts for exchange the TAM shares and TAM ADSs validly tendered into, and not withdrawn from, the Exchange Offer and immediately before the settlement of the Exchange Offer, Holdco II will merge with and into LAN (the “Holdco II merger”), with LAN being the surviving company of the Holdco II merger. As a result of the Holdco II merger, each common share of Holdco II (including those shares to be issued pursuant to the Exchange Offer) will be converted into 0.90 of a common share of LAN (collectively, “LAN common shares”). If your TAM ADSs are accepted for exchange in the Exchange Offer, you will receive 0.90 of an American Depositary Share representing LAN common shares (“LAN ADS,” each representing one LAN common share) for each TAM ADS so accepted for exchange.

Also enclosed is the letter to stockholders of TAM from Mr. Marco Bologna, TAM’s Chief Executive Officer and a member of TAM’s Board of Directors, accompanied by TAM’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by TAM.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO TENDER YOUR TAM ADSs ON YOUR BEHALF BEFORE THE EXPIRATION TIME.

We or our nominees are the holder of record of TAM ADSs held for your account. A tender of such TAM ADSs can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender TAM ADSs held by us for your account.

We request instructions as to whether you wish us to tender any or all of the TAM ADSs held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Exchange/Prospectus and the Letter of Transmittal.

Please note carefully the following:

1. You will receive 0.90 of a LAN ADS for each TAM ADS that is accepted for exchange in the Exchange Offer.

2. The Exchange Offer is being made for all outstanding TAM ADSs and TAM Shares, other than those owned by the controlling shareholders of TAM.

3. THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. EASTERN TIME (6:00 P.M. SÃO PAULO TIME) ON THE EXPIRATION DATE, UNLESS THE EXCHANGE OFFER IS EXTENDED.

4. Completion of the Exchange Offer is subject to certain conditions described in the section of the Offer to Exchange/Prospectus entitled “The Exchange Offer – Conditions to Completion of the Exchange Offer.”

5. Tendering shareholders who are registered shareholders or who tender their TAM ADSs directly to JPMorgan Chase Bank, N.A., as the exchange agent (the “US exchange agent”), will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Exchange/Prospectus and the Letter of Transmittal, stock transfer taxes on the acquisition of the LAN ADSs in the exchange offer.

6. You may agree or disagree with the cancellation of TAM S.A.’s registration as a publicly-held company in Brazil with CVM without tendering your TAM ADSs in the Exchange Offer by marking the appropriate box in the Instruction Form enclosed herewith. If you provide this instruction, you will be unable to transfer your TAM ADSs during the exchange offer unless you withdraw your instruction.

If you wish to have us tender any or all of your TAM ADSs, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your Instruction Form to us is enclosed. If you authorize the tender of your TAM ADSs, all such TAM ADSs will be tendered unless otherwise specified on the Instruction Form.

INSTRUCTION FORM

With Respect to the Offer to Exchange

each

American Depositary Share

of

TAM S.A.

for

0.90 of a Common Share

of

LAN AIRLINES S.A.

Represented by

American Depositary Shares

The undersigned acknowledge(s) receipt of your letter and the enclosed the Offer to Exchange/Prospectus, dated May 10, 2012 (the “Offer to Exchange/Prospectus”), and the related Letter of Transmittal in connection with the exchange offer of Holdco II S.A. (“Holdco II”), a Chilean company owned by LAN and the controlling shareholders of TAM S.A. (“TAM”), to acquire all of the outstanding voting common shares of TAM S.A. (collectively, the “TAM common shares”) and non-voting preferred shares of TAM (collectively, “TAM preferred shares,” and together with the TAM common shares, the “TAM Shares”) and all of the American Depositary Shares representing TAM shares (collectively, “TAM ADSs”) that are not owned by the TAM controlling shareholders in exchange for the same number of newly issued common shares of Holdco II, upon the terms and subject to the conditions set forth in the Offer to Exchange/Prospectus (the “Exchange Offer”). After Holdco II accepts for exchange the TAM shares and TAM ADSs validly tendered into, and not withdrawn from, the Exchange Offer and immediately before the settlement of the Exchange Offer, Holdco II will merge with and into LAN (the “Holdco II merger”), with LAN being the surviving company of the Holdco II merger. As a result of the Holdco II merger, each common share of Holdco II (including those shares to be issued pursuant to the Exchange Offer) will be converted into 0.90 of a common share of LAN (collectively, “LAN common shares”). If your TAM ADSs are accepted for exchange in the Exchange Offer, you will receive 0.90 of an American Depositary Share representing LAN common shares (“LAN ADS,” each representing one LAN common share) for each TAM ADS so accepted for exchange.

The undersigned hereby instruct(s) you to tender to Holdco II the number of TAM ADSs indicated below or, if no number is indicated, all TAM ADSs held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Exchange/Prospectus.

ACCOUNT NUMBER:

NUMBER OF TAM ADSs BEING TENDERED HEREBY:	TAM ADSs*

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*	Unless otherwise indicated, it will be assumed that all TAM ADSs held by us for your account are to be tendered.

STATEMENT IN AGREEMENT OR DISAGREEMENT WITH THE CANCELLATION OF TAM S.A.’s REGISTRATION AS A PUBLICLY-HELD COMPANY IN BRAZIL

The Tendering Shareholder: (please select only one box)

☐    is tendering the TAM ADSs described above in this Instruction Form and expressly agrees with the cancellation of TAM S.A.’s registration as a publicly-held company in Brazil.

☐    is not tendering TAM ADSs but expressly agrees with the cancellation of TAM S.A.’s registration as a publicly-held company in Brazil.

☐    expressly disagrees with the cancellation of TAM S.A.’s registration as a publicly-held company in Brazil.

You will not be treated as a “disagreeing shareholder,” however, if you indicate on the Instruction Form that you disagree with the deregistration of TAM as a public company in Brazil with CVM but you also validly tender into, and do not withdraw your TAM ADSs from, the Exchange Offer.

Dated:                     , 2012

(Signature(s))

Please Print Name(s)

Address:

Include Zip Code

Area Code and Telephone No.

Taxpayer Identification or Social Security No.